EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.’s 33-95190, 333-03999, 333-21887, 333-53835, 333-57355, 333-64743, 333-38850, 333-70638, 333-104211, 333-142472, 333-142474 and 333-194527) and on Form S-8 (File No.’s 333-36699, 333-45317, 333-67824, 333-166489, 333-180724 and 333-195760) of First Industrial Realty Trust, Inc. of our report dated February 24, 2015 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 24, 2015